UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

ReShape Lifesciences Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

18 Technology Drive, Suite 110

Irvine, CA 92618

(949) 429-6680

[__________], 2025

Dear Stockholders:

You are cordially invited to join us for our special meeting of stockholders, which will be held on [_____], [__________], 2025 at [____] a.m. Pacific Time. The meeting will be conducted completely as a virtual meeting via the internet at www.virtualshareholdermeeting.com/RSLS2025SM. Holders of record of our common stock as of February 18, 2025 are entitled to notice of and to vote on all proposals at the special meeting, except as otherwise described in this proxy statement.

The Notice of Special Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.

We hope you will be able to attend the meeting. However, even if you plan to attend the meeting, please vote your shares promptly to ensure that they are represented at the meeting. You may submit your proxy vote by telephone or internet as described in the following materials or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you previously submitted a proxy vote but decide to attend the meeting and change your proxy vote, you may do so automatically by voting at the meeting. Your vote will automatically be changed to reflect your vote at the meeting.

We look forward to your attendance at our virtual special meeting.

Sincerely,

Paul F. Hickey

President and Chief Executive Officer

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date and Time:	[_____], [__________], 2025 at [_____] a.m. Pacific Time

Place:	The special meeting will be conducted completely as a virtual meeting via the internet. Stockholders may attend the meeting and vote their shares electronically during the meeting via the live webcast by visiting www.virtualshareholdermeeting.com/RSLS2025SM. Have the information that is printed in the box marked by the arrow on your proxy card available and follow the instructions. Stockholders may submit questions in advance of the meeting by visiting www.proxyvote.com. We believe that holding our meeting completely online will enable greater participation and improved communication.

Items of Business:	1.	Authorize the Company’s Board of Directors, in its discretion but in no event later than the one year anniversary of the special meeting of stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1-for-2 to 1-for-250, such ratio to be determined by the Board of Directors and included in a public announcement (the “Reverse Stock Split Proposal”).
	2.	Approve, in accordance with Nasdaq Listing Rule 5635(d), the exercisability of 2,703,862 common stock purchase warrants, and the issuance of the up to 15,132,975 shares of common stock underlying such warrants, which may be exercised under a provision that would result in no exercise price being paid, which warrants were issued to certain institutional investors (the “Offering Investors”) and our placement agent in connection with an offering of securities of the Company that occurred on February 18, 2025 (the “Warrant Exercise Proposal”).
	3.	Approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock pursuant to the equity purchase agreement, dated December 19, 2024, (the “ELOC Purchase Agreement”) with a certain institutional investor (the “ELOC Investor”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right, but not the obligation, to sell to the ELOC Investor up to $5,000,000 of shares of our common stock from time to time over the 36-month term of the ELOC Purchase Agreement (the “ELOC Issuance Proposal”).

Record Date:	You may vote on all matters at the meeting if you were a holder of record of our common stock at the close of business on February 18, 2025. However, shares of common stock held by the Offering Investors on the record date cannot be voted on the Warrant Exercise Proposal and shares of common stock held by the ELOC Investor on the record date cannot be voted on the ELOC Issuance Proposal.

Voting by Proxy:	If you cannot attend the special meeting, you may vote your shares by telephone or internet by no later than 11:59 p.m. Pacific Time on [__________], 2025 (as directed on the enclosed proxy card), or by completing, signing and promptly returning the enclosed proxy card by mail for receipt prior to the date of the special meeting. We encourage you to vote by telephone or internet in order to reduce our mailing and handling expenses. If you choose to submit your proxy by mail, we have enclosed an envelope addressed to Broadridge Financial Solutions, Inc. for which no postage is required if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON [__________], 2025

This proxy statement is available at www.proxyvote.com

By Order of the Board of Directors:
Paul Hickey
President and Chief Executive Officer

[__________], 2025

PROXY STATEMENT

Annex A	Certificate of Seventh Amendment to the Restated Certificate of Incorporation of reshape lifesciences inc.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [__________], 2025

The Board of Directors (the “Board”) of ReShape Lifesciences Inc. (“ReShape Lifesciences” or the “Company”) is soliciting proxies for use at the special meeting of stockholders to be held on [_____], [__________], 2025, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to stockholders on or about [__________], 2025.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

What is the purpose of the meeting?

At our special meeting, stockholders will act upon the matters outlined in the Notice of Special Meeting of Stockholders, including:

•	Authorize the Company’s Board of Directors, in its discretion but in no event later than the one year anniversary of the special meeting of stockholders, to amend the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s common stock, at a ratio in the range of 1-for-2 to 1-for-250, such ratio to be determined by the Board of Directors and included in a public announcement (the “Reverse Stock Split Proposal”);
•	Approve, in accordance with Nasdaq Listing Rule 5635(d), the exercisability of 2,703,862 common stock purchase warrants, and the issuance of the up to 15,132,975 shares of common stock underlying such warrants, which may be exercised under a provision that would result in no exercise price being paid, which warrants were issued to certain institutional investors (the “Offering Investors”) and our placement agent in connection with an offering of securities of the Company that occurred on February 18, 2025 (the “Warrant Exercise Proposal”); and
•	Approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of up to 15,000,000 shares of common stock pursuant to the equity purchase agreement, dated December 19, 2024, (the “ELOC Purchase Agreement”) with a certain investor (the “ELOC Investor”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right, but not the obligation, to sell to the ELOC Investor up to $5,000,000 of shares (the “ELOC Investor Shares”) of our common stock from time to time over the 36-month term of the Purchase Agreement (the “ELOC Issuance Proposal”).

Who is entitled to vote at the meeting?

The Board has set February 18, 2025 as the record date for the special meeting. If you were a stockholder of record of our common stock at the close of business on February 18, 2025 you are entitled to vote at the meeting. However, shares of common stock held by the Offering Investors on the record date cannot be voted on the Warrant Exercise Proposal and shares of common stock held by the ELOC Investor on the record date cannot be voted on the ELOC Issuance Proposal. Each share of our common stock outstanding as of the close of business on the record date is entitled to one vote for each of the matters to be voted upon at the special meeting. As of the record date, 3,305,087 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the meeting. There is no cumulative voting.

How may I attend the meeting?

The special meeting will be conducted completely as a virtual meeting via the internet. Stockholders may attend the meeting and vote their shares electronically during the meeting via the live webcast. Stockholders may submit questions in advance of the meeting by visiting www.proxyvote.com. We believe that holding our meeting completely online by visiting www.virtualshareholdermeeting.com/RSLS2025SM will enable greater participation and improved communication. Stockholders will need the information that is printed in the box marked by the arrow on their proxy card to enter the meeting and vote their shares at the meeting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to one-third of the voting power of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote at the meeting; or
•	you have properly submitted a proxy card by mail, telephone or internet.

Therefore, in order for a quorum to be present, there must be a total of 1,101,696 shares of common stock present or represented by proxy and entitled to vote at the special meeting on at least one of the proposals.

How do I give a proxy to vote my shares?

If you are a stockholder of record of our common stock as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•	over the telephone by calling a toll-free number;
•	electronically, via the internet; or
•	by completing, signing and mailing the enclosed proxy card.

The telephone and internet procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to our transfer agent before the special meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares, and telephone and internet voting is also encouraged for stockholders who hold their shares in street name.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit your proxy vote by telephone or internet, vote once for each proxy card you receive.

Can I vote my shares at the meeting?

If you are a stockholder of record of our common stock, you may vote your shares at the meeting by going to www.virtualshareholdermeeting.com/RSLS2025SM. Have the information that is printed in the box marked by the arrow on your proxy card available and follow the instructions. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. If you are a street name holder, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee.

How can I submit questions for the special meeting?

You may submit questions prior to the meeting at www.proxyvote.com. Questions pertinent to matters to be acted upon at the special meeting as well as appropriate questions regarding the business and operations of the company will be answered during the special meeting, subject to time constraints. In the interests of time and efficiency, we reserve the right to group questions of a similar nature together to facilitate the question and answer portion of the meeting. We may not be able to answer all questions submitted in the allotted time.

What if I have technical difficulties during the meeting or trouble accessing the virtual special meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.

What vote is required for a proposal to be approved?

Proposal 1 (Reverse Stock Split Proposal): To approve the Reverse Stock Split Proposal, holders of a majority of the votes cast on the matter must vote FOR the proposal. For amending the Company’s Certificate of Incorporation to effect a reverse stock split of Company common stock (without reducing the authorized number of shares of Company common stock), in the range of 1-for-2 to 1-for-250 if and when determined by the Board, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of the Reverse Stock Split Proposal. The Reverse Stock Split is a non-routine matter. Therefore, if your shares are held by your brokerage firm in street name and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on the Reverse Stock Split Proposal. Shares held in street name by banks, brokerage firms or other nominees who indicate on their proxies that they do not have authority to vote the shares on the Reverse Stock Split Proposal will not be counted as votes FOR or AGAINST the proposal. As a result, such “broker non-votes” will have no effect on the voting on the Reverse Stock Split Proposal.

Proposal 2 (Warrant Exercise Proposal) and Proposal 3 (ELOC Issuance Proposal) To be approved by the stockholders, these proposals must receive the FOR vote of a majority of the total number of votes of our capital stock represented in person or by proxy and entitled to vote at the special meeting, voting as a single class. You may vote FOR, AGAINST or ABSTAIN. To be approved, the shares voted FOR these proposals must exceed the number voted AGAINST this proposal and marked ABSTAIN. A properly executed proxy marked ABSTAIN will not be voted, although it will be counted as present and entitled to vote. Accordingly, an abstention will have the effect of a vote against these proposals. These proposals are non-routine proposals. Therefore, on these proposals, brokers will not have discretionary authority to vote in the absence of timely instructions from their customers.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes.

How does the Board recommend that I vote?

The Board recommends that you vote FOR each of the proposals.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone and do not specify how you want to vote your shares, we will vote your shares FOR each of the proposals.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting at the meeting.

To request an additional proxy card, or if you have any questions about the special meeting or how to vote or revoke your proxy, you should contact:

Broadridge Financial Solutions, Inc.

51 Mercedes Way, Edgewood, New York 11717

Call toll free: (855) 325-6676

Where and when will I be able to find the results of the voting?

Preliminary results will be announced at the meeting. We will publish the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) no later than four business days after the date of our special meeting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries and/or director fees.

What are the deadlines for submitting stockholder proposals for the next annual meeting?

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at the next annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must submit the proposal to our Secretary at our offices at 18 Technology Drive, Suite 110, Irvine, CA 92618 in writing a reasonable time before we begin to print and send our proxy materials. Any proposal must comply with SEC regulations regarding inclusion of stockholder proposals in Company-sponsored proxy materials.

Stockholders intending to present a proposal at our next annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. Our Secretary must receive such written notice not earlier than the close of business on the 105th day prior to next year’s annual meeting and not later than the close of business on the 75th day prior to next year’s annual meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline.

Notice provided under Rule 14a-19 of the Exchange Act must be postmarked or transmitted electronically to our offices at 18 Technology Drive, Suite 110, Irvine, CA 92618 by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by the Company.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

How can I communicate with ReShape Lifesciences’ Board?

Stockholders may communicate with our Board by sending a letter addressed to the Board, all independent directors or specified individual directors to: ReShape Lifesciences Inc., c/o Secretary, 18 Technology Drive, Suite 110, Irvine, California 92618. All communications will be compiled by the Secretary and submitted to the Board or the specified directors on a periodic basis.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON [__________], 2025

This proxy statement and the Annual Report on Form 10-K

for the fiscal year ended December 31, 2023 are available at www.proxyvote.com

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock by each person or group who beneficially owned 5% or more of our common stock, each of our directors, each of the executive officers named in the Summary Compensation Table in this proxy statement and our directors and executive officers as a group, as of February 18, 2025. Percentage ownership calculations for beneficial ownership are based on 3,305,087 shares outstanding as of February 18, 2025. However, for purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which that person or persons has or have the right to acquire within 60 days following February 18, 2025 is deemed to be outstanding for that person’s calculation, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The information regarding the beneficial owners of more than 5% of our common stock is based upon information supplied to us by our directors, officers and principal stockholders or on Schedules 13D or 13G filed with the SEC. Unless otherwise noted, the directors and executive officers listed in the table have sole voting and investment power with respect to the shares of common stock owned by them and their address is c/o ReShape Lifesciences Inc., 18 Technology Drive, Suite 110, Irvine, California 92618.

		Amount and
		Nature of
		Beneficial
Title of Class	Name and Address of Beneficial Owner	Ownership	Percent of Class
Common Stock	Directors and Executive Officers
	Paul Hickey	—	*
	Thomas Stankovich	393	*
	Dan Gladney	15	*
	Gary Blackford	—	*
	Arda Minocherhomjee	—	*
	Lori McDougal	—	*
	All directors and executive officers as a group (6 persons)	408	*
Common Stock	5% Stockholders
	CVI Investments, Inc. (1)
	P.O. Box 309GT, Ugland House, South Church Street George Town Grand Cayman	200,000	6.1%
	FirstFire Global Opportunities Fund LLC (2)
	600 East Crescent Avenue, STE 104 Upper Saddle River, NJ 07458.	200,000	6.1%
	Leonite Fund I, LP (3)
	1040 1st Avenue, STE 190 New York, NY 10022	200,000	6.1%

*	The percentage of shares of common stock beneficially owned does not exceed one percent of the outstanding shares of common stock.
(1)	Based in part on information contained in a Schedule 13G filed with the SEC on February 21, 2025. Heights Capital Management, Inc., which serves as the investment manager to CVI Investments, Inc., may be deemed to be the beneficial owner of all Shares owned by CVI Investments, Inc..
(2)	Based in part on information contained in a Schedule 13G filed with the SEC on February 24, 2025.
(3)	Based in part on information contained in a Schedule 13G filed with the SEC on February 24, 2025.

Avi Geller is the chief investment officer of Leonite and has sole voting and dispositive power over the shares held by it. As a result, Mr. Geller may be deemed to be an indirect beneficial owner of the shares held directly by Leonite.

PROPOSAL NO. 1—APPROVAL OF REVERSE STOCK SPLIT

On February 28, 2025, the Board unanimously adopted resolutions approving, declaring advisable and recommending to our stockholders for their approval a seventh amendment to our Certificate of Incorporation (the “Seventh Amendment”), to effect a reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”) with a ratio in the range of 1-for-2 to 1-for-250, such ratio to be determined by our Board in its discretion. The Reverse Stock Split will also affect outstanding options and warrants, as described in “— Effect on Equity Compensation Plans and Outstanding Options and Warrants” below. Approval of this proposal will grant the Board the authority, without further action by the stockholders, to carry out the Reverse Stock Split any time after the approval of the Seventh Amendment but prior to the one-year anniversary of the special meeting, with the exact exchange ratio and timing to be determined at the discretion of the Board and set forth in a public announcement. Even if our stockholders approve this proposal, our Board may determine in its discretion not to effect the Reverse Stock Split and to abandon the Seventh Amendment to implement the Reverse Stock Split prior to the time the Seventh Amendment is filed and becomes effective.

If approved, this proposal would approve the Seventh Amendment set forth in Annex A. The text of the proposed Seventh Amendment to effect the Reverse Stock Split is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary and advisable to effect the proposed Seventh Amendment. Stockholders are urged to carefully read Annex A.

Background

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “RSLS.” In connection with the merger, in which Raider Lifesciences Inc., a Delaware corporation and wholly owned subsidiary of the Company, shall be merged with and into Vyome Therapeutics, Inc., a Delaware corporation (“Vyome”), with Vyome surviving as a subsidiary of the Company (the “Merger”) pursuant to the Agreement and Plan of Merger dated July 8, 2024 between such parties, the combined company (the “Combined Company”) will be required to satisfy the initial listing requirements of the Nasdaq Capital Market which require that the bid price of the Combined Company’s common stock will be at least $4.00 per share. Continued listing on the Nasdaq Capital Market is a condition to the consummation of the Merger, which the Board has determined is in the best interest of its stockholders. Until the completion of the Merger, the Company is required to satisfy the $1.00 minimum bid price requirement of the Nasdaq Capital Market.

The purpose of the Reverse Stock Split is to decrease the total number of shares of common stock outstanding and proportionately increase the market price of our common stock above either the $1.00 minimum bid price requirement of the Nasdaq Capital Market, if necessary, or the $4.00 per share requirement in order to meet the initial listing requirements of the Nasdaq Capital Market in connection with the Merger. The Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and its stockholders, and is likely to improve the trading price of the common stock and improve the likelihood that the Company or the Combined Company will be allowed to maintain our continued listing on the Nasdaq Capital Market. Accordingly, the Board approved the Reverse Stock Split in order to help ensure that the share price of the common stock meets the initial listing requirements of the Nasdaq Capital Market.

Effective Time of the Reverse Stock Split

If this proposal is approved and our Board determines to effect the Reverse Stock Split, we will file the proposed Seventh Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective at the time the Seventh Amendment is filed with the Secretary of State of Delaware and becomes effective, with the exact timing to be determined at the discretion of our Board.

If this proposal is approved, no further action on the part of stockholders would be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split on or before the one-year anniversary of the date of the special meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Seventh Amendment to effect the Reverse Stock Split will be abandoned. Our Board reserves its right to elect not to proceed and abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

Board Discretion to Implement the Reverse Stock Split

Our Board believes that stockholder approval of a range of Reverse Stock Split ratios (rather than a single exchange ratio) is in the best interests of our stockholders because it provides the Board with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If stockholders approve this proposal, the Board would carry out a reverse stock split only upon the Board’s determination that a reverse stock split would be in the best interests of our stockholders at that time. The Board would then set the ratio for the Reverse Stock Split within the range approved by stockholders and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Reverse Stock Split ratio, following receipt of stockholder approval, the board of the directors may consider numerous factors including:

•	the historical and projected performance of our common stock;
•	general economic and other related conditions prevailing in our industry and in the marketplace;
•	the projected impact of the Reverse Stock Split ratio on trading liquidity in our common stock and our ability to maintain continued listing on the Nasdaq Capital Market;
•	our capitalization (including the number of shares of common stock issued and outstanding);
•	the then-prevailing trading price for our common stock and the volume level thereof; and
•	the potential devaluation of our market capitalization as a result of the Reverse Stock Split.

Our Board intends to select a reverse stock split ratio that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

Before voting on this proposal, stockholders should consider the following risks associated with effecting the Reverse Stock Split:

•	Although we expect that the Reverse Stock Split will result in an increase in the market price of our common stock, we cannot assure you that the Reverse Stock Split, if effected, will increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the market price. The effect that the Reverse Stock Split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.
•	Even if our stockholders approve the Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet the continued listing requirements of the Nasdaq Capital Market.
•	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•	Although the Reverse Stock Split will not, by itself, have any immediate dilutive effect on stockholders, the proportion of shares owned by stockholders relative to the number of shares authorized for issuance will decrease because the number of authorized shares of common stock would remain unchanged. As a result, additional authorized shares of common stock would become available for issuance at such times and for such purposes as the Board may deem advisable without further action by stockholders, except as required by applicable law or stock exchange rules. To the extent that additional authorized shares of common stock are issued in the future, such shares could be dilutive to existing stockholders of the Company by decreasing such stockholders’ percentage of equity ownership in the Company. See “— Potential Anti-Takeover Effect” below for more information on potential anti-takeover effects of the Reverse Stock Split.
•	Although our Board believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in our common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Principle Effects of the Reverse Stock Split

If the Reverse Stock Split is approved and effected with respect to the issued and outstanding common stock, each holder of common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously for all outstanding shares of common stock at the same exchange ratio. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in the Company. The relative voting rights and other rights and preferences that accompany the shares of common stock will not be affected by the Reverse Stock Split. Shares of common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable.

The Reverse Stock Split will not affect the number of authorized shares of common stock, which is currently 300,000,000 shares. The Reverse Stock Split will have no effect on the number of authorized shares of preferred stock or the par value of the preferred stock.

Effect on Equity Compensation Plans and Outstanding Equity Awards and Warrants

If the Reverse Stock Split is approved and effected, the total number of shares of common stock reserved for issuance under our 2022 Equity Incentive Plan would be reduced in proportion to the ratio selected by our Board. Under the terms of our outstanding equity awards and warrants, the proposed Reverse Stock Split would adjust and proportionately reduce the number of shares of common stock issuable upon exercise or vesting of such awards and warrants in the same ratio of the Reverse Stock Split and, correspondingly, would proportionately increase the exercise or purchase price, if any, of all such awards and warrants. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards and warrants and the exercise or purchase price related thereto, if any, would be equitably adjusted in accordance with the terms of the plans or agreements governing such awards or warrants.

Potential Anti-Takeover Effect

An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the Board or contemplating a tender offer or other change in control transaction). In addition, our Certificate of Incorporation and our Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the Board to issue preferred stock with rights senior to those of the common stock without any further vote or action by the stockholders, provide that special meetings of stockholders may only be called by our Board and some of our officers, and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.

Except as contemplated by the Merger and the sale of substantially all of our assets (excluding cash) and substantially all of our liabilities for a purchase price of $5.16 million in cash, subject to adjustment, to Ninjour Health International Limited, a company incorporated under the laws of the United Kingdom, which is an affiliate of Biorad Medisys Pvt. Ltd. pursuant to the Asset Purchase Agreement dated July 8, 2024 between such parties, our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company and the Reverse Stock Split Proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Accounting Matters

The Reverse Stock Split will not affect the par value per share of common stock, which will remain unchanged at $0.001 per share. The stockholders’ equity, in the aggregate, will remain unchanged. At the effective time of the Reverse Stock Split, the stockholders’ equity will reflect the following: (i) the stated capital on our balance sheet attributable to the common stock, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced in proportion to the ratio of the Reverse Stock Split; and (ii) correspondingly, the additional paid-in capital account, which consists of the difference between the stated capital and the aggregate amount paid upon issuance of all currently outstanding shares of common stock, will be credited with the amount by which the stated capital is reduced. After the Reverse Stock Split, net income or loss per share and the other per share amounts will be increased because there will be fewer shares of our common stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split. Additional adjustments will be made to these accounts as a result of any rounding to avoid the existence of fractional shares.

Mechanics of the Reverse Stock Split

Effect on Registered “Book-Entry” Holders of Common Stock

Holders of common stock may hold some or all of their common stock electronically in book-entry form (“street name”) under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered common stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Fractional Shares

Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

No Dissenters’ or Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold our common stock as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” (as defined in the Code); (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) S corporations and partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our common stock in connection with employment or the performance of services; (xii) retirement plans; (xiii) persons who are treated as non-U.S. persons for U.S. federal income tax purposes; or (xiv) certain former citizens or long-term residents of the United States.

In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). This discussion also does not address the impact of the alternative minimum tax and the Medicare contribution tax on net investment income. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

Taxation of Stockholders

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the common stock surrendered, and such stockholder’s holding period in the shares of the common stock received should include the holding period of the shares of the common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. Stockholders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Board Recommendation

The Board unanimously recommends a vote “FOR” the approval of the Reverse Stock Split Proposal.

PROPOSAL NO. 2—APPROVAL OF WARRANT EXERCISE

Overview

We are seeking stockholder approval, for purposes of complying with Nasdaq Listing Rule 5635(d), for the issuance of up to 15,132,975 shares of common stock upon the exercise of up to 2,703,862 warrants to purchase common stock (the “Warrants”), which may be exercised under a provision that would result in no exercise price being paid, which Warrants were issued in connection with an offering of securities of the Company that occurred on February 18, 2025 (the “Offering”). The Warrants consist of 2,575,107 warrants issued to investors in the Offering and 128,755 warrants issued to our placement agent in the Offering. The placement agent warrants have substantially the same terms and conditions as the warrants issued to the investors in the Offering.

The information set forth in this Warrant Exercise Proposal is qualified in its entirety by reference to the full text of the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated February 15, 2025 between the Company and certain investors (the “Offering Investors”) and the form of Warrant, attached as Exhibits 10.1 and 4.1, respectively, to our Current Report on Form 8-K filed with the SEC on February 20, 2025. Stockholders are urged to carefully read these documents.

Background

On February 15, 2025, the Company entered into the Securities Purchase Agreement pursuant to which the Offering Investors agreed to purchase 2,575,107 units (the “Units”), with each Unit consisting of one share of our common stock and one Warrant. The Offering closed on February 18, 2025. The purchase price of each Unit was $2.33.

Warrant Stockholder Approval

Under Nasdaq listing rules, the Warrants are not exercisable without stockholder approval. We have agreed to hold a stockholders’ meeting in order to seek such stockholder approvals as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from our stockholders in order to permit the exercise of the Warrants. In the event that we are unable to obtain the Warrant Stockholder Approval, the Warrants will not be exercisable and therefore have no value.

Duration and Exercise Price

Each Warrant will have an initial exercise price per share equal to $5.83 per share. The Warrants will be immediately exercisable one trading day after notice is given to the warrant holders that Warrant Stockholder Approval has been obtained and will expire on the later of (i) twelve (12) days after date of Warrant Stockholder Approval and (ii) the earlier of (x) the closing date of the transaction contemplated by the Merger and (y) sixty (60) days after the date of Warrant Stockholder Approval. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price. The Warrants contain a one-time reset of the exercise price (subject to a floor of $1.25 per share) to a price equal to the lowest VWAP for our Common Stock during the period beginning four trading days immediately prior to the effective date of the Warrant Stockholder Approval and ending four trading days after the effective date of Warrant Stockholder Approval (the “Reset Date”). Any reset of the exercise price of the Warrants will occur on the Reset Date. If a reset of the exercise price of the Warrants occurs, the number of shares of our Common Stock underlying the Warrants will also be increased on the Reset Date so that the reset exercise price multiplied by increased number of shares equal the aggregate proceeds that would have resulted from the full exercise of the Warrants immediately prior to the Reset Date. We have agreed not to consummate the Merger until at least 12 trading days after Warrant Stockholder Approval has been obtained.

Exercisability

The Warrants are not exercisable without first obtaining the Warrant Stockholder Approval. Assuming the Warrant Stockholder Approval is obtained, the Warrants will be exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise or zero exercise price alternative, as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of Common Stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of Common Stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us. Purchasers in the offering may also elect, prior to the issuance of the Warrants, to have the initial exercise limitation set at 9.99% of our outstanding shares of Common Stock. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise and Zero Exercise Price Alternative

Assuming the Warrant Stockholder Approval is obtained, if at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants.

Assuming the Warrant Stockholder Approval is obtained, a holder of Warrants may also provide notice and elect a “zero exercise price” alternative pursuant to which they would receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of Common Stock that would be issuable upon a cash exercise of the Warrant and (y) 1.2. Under the zero exercise price option under the Warrants, a Warrant holder could elect to receive 1.2 shares of common stock without the holder having to make any exercise payment. If the exercise price of the Warrants is reset to the floor price of $1.25 per share, then based on the initial exercise price of $5.83 per share underlying the Warrants, the number of shares of Common Stock underlying each Warrant would be increased to 4.664 shares and, if a Warrant holder then elected the zero exercise price option, they would receive 5.597 shares of Common Stock (equal to 1.2 times 4.664 shares). In that scenario, the maximum aggregate number of shares of Common Stock to be issued upon the zero exercise price alternative of the Warrants would be approximately 14,412,359 shares for the Warrants issued to the Offering Investors and 720,616 shares for the placement agent warrants. As a result of the reset provisions in the Warrants, a higher initial exercise price of the Warrants could result in more shares of Common Stock being issued upon exercise (including the zero exercise price alternative) of the Warrants if the exercise price of the Warrants is reduced as a result of the reset provisions. Therefore, we do not expect to receive any cash proceeds from the exercise of the Warrants because it is highly unlikely that a Warrant holder will elect to pay an exercise price in cash to receive one share of common stock when they could elect the zero exercise price option and pay no exercise price to receive 1.2 times the number of shares of common stock they would receive if they did pay an exercise price.

Nasdaq Stockholder Approval Requirement; Reasons for the Warrant Exercise Proposal

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding immediately before the issuance.

You are being asked to approve the issuance of the shares of common stock issuable upon exercise of the Warrants under Nasdaq Listing Rule 5635(d) because the issuance of such shares would exceed 19.99% of the voting power and number of shares of common stock outstanding immediately prior to the Offering. While the Offering was structured as a best-efforts public offering, if the Offering does not qualify as a “public offering” for purposes of Nasdaq Rule 5635(d), then stockholder approval is required for the exercise of the Warrants.

In the event that we are unable to obtain the Warrant Stockholder Approval, the Warrants will not be exercisable and therefore have no value. We have agreed not to consummate the Merger until at least 12 trading days after Warrant Stockholder Approval has been obtained. Therefore, if we do not obtain the Warrant Stockholder Approval, we may not be able to complete the Merger.

Vote Required

To be approved by the stockholders, this proposal must receive the “FOR” vote of a majority of the total number of votes of our capital stock represented in person or by proxy and entitled to vote at the special meeting, voting as a single class. You may vote “FOR,” “AGAINST” or “ABSTAIN.” To be approved, the shares voted “FOR” this proposal must exceed the number voted “AGAINST” this proposal and marked “ABSTAIN.” A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote. Accordingly, an abstention will have the effect of a vote against this proposal. On this proposal, brokers will not have discretionary authority to vote in the absence of timely instructions from their customers. Since no proposals at this special meeting qualify for discretionary broker voting, there will not be any broker "non-votes" counted.

Board Recommendation

The Board unanimously recommends a vote FOR the approval of the Warrant Exercise Proposal.

PROPOSAL NO. 3—APPROVAL OF ELOC ISSUANCE PROPOSAL

Overview

We are seeking stockholder approval, for purposes of complying with Nasdaq Listing Rule 5635(d), for the issuance of up to 15,000,000 shares of common stock pursuant to the equity purchase agreement, dated December 19, 2024, (the “ELOC Purchase Agreement”) with a certain investor (the “ELOC Investor”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right, but not the obligation, to sell to the ELOC Investor up to $5,000,000 of shares (the “ELOC Investor Shares”) of our common stock from time to time over the 36-month term of the Purchase Agreement (the “ELOC Issuance Proposal”).

The information set forth in this ELOC Issuance Proposal is qualified in its entirety by reference to the full text of the ELOC Purchase Agreement attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 27, 2024. Stockholders are urged to carefully read these documents.

Background

On December 19, 2024, we entered into the ELOC Purchase Agreement with the ELOC Investor, which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right, but not the obligation, to sell to the Investor up to $5,000,000 of ELOC Investor Shares from time to time over the 36-month term of the Purchase Agreement.

The price paid by the ELOC Investor for each share of Common Stock (the “Share Price”) at each closing (each, a “Closing”) shall be 93% of the daily volume-weighted average price of the Common Stock (“VWAP”) on the previous trading day prior to such Closing; provided, that if 93% the lowest VWAP in the four trading days following such Closing is lower than such Share Price, then, as a “true-up”, the Company shall issue additional shares of Common Stock to the ELOC Investor so as to ensure that the total number of shares received by the Investor is equal to the number it would have received for the aggregate purchase price paid at such Closing if the shares of Common Stock had been valued at such lower number.

The ELOC Investor Shares shall be purchased at Closings that will occur within one trading day of the date the ELOC Investor is deemed in receipt of an issuance notice from the Company (the “Issuance Notice”), so long as certain conditions mutually agreed between the ELOC Investor and the Company, are satisfied; provided, that, ELOC Investor Shares issued at any one Closing shall not exceed (a) if the Issuance Notice is received prior to 8 a.m. Eastern Standard Time, (i) 12.5% of the average daily trading volume of the Common Stock multiplied by the VWAP for that trading day (the “Daily Value Traded”) of the Common Stock on the 10 trading days immediately preceding the date of such Closing and (ii) a purchase price of $500,000 and (b) otherwise, (a) the lower of (i) 7.5% of the average Daily Value Traded of the Common Stock on the 10 trading days immediately preceding the date of such Closing and (ii) a purchase price of $250,000.

Upon the execution of the ELOC Purchase Agreement, the Company issued to the ELOC Investor 17,300 shares of Common Stock and a pre-funded warrant to purchase 21,015 shares of Common Stock at an exercise price of $0.001 per share (together, the “Commitment Shares”), which together represents the fee for the ELOC Investor’s commitment to purchase shares of the Company’s Common Stock under the ELOC Purchase Agreement. The ELOC Investor has agreed not to cause or engage, in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s Common Stock. The ELOC Purchase Agreement prohibits the Company from directing the ELOC Investor to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by the ELOC Investor (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in the ELOC Investor beneficially owning more than 9.99% of the then total outstanding shares of Common Stock.

Under applicable listing rules of the Nasdaq Capital Market, the Company is prohibited from issuing to the ELOC Investor an aggregate number of shares of Common Stock pursuant to the ELOC Purchase Agreement if such shares would exceed 19.9% of the number of issued and outstanding shares of Common Stock as of the effective date of the ELOC Purchase Agreement, calculated in accordance with the applicable Nasdaq rules (such maximum number of shares, the “Exchange Cap”), provided that the Exchange Cap will not apply (a) if the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the Nasdaq rules or (b) solely to the extent that (and only for so long as) the average price of the ELOC Investor Shares sold under the ELOC Purchase Agreement equals or exceeds the lower of (i) the Nasdaq Official Closing Price (as reflected on nasdaq.com) immediately preceding the effective date; or (ii) the average Nasdaq Official Closing Price for the five trading days immediately preceding the effective date. In any event, the ELOC Purchase Agreement specifically provides that the Company is not required or permitted to issue, and the ELOC Investor is not required to purchase, any shares of Common Stock under the ELOC Purchase Agreement if the issuance would violate the rules or regulations of Nasdaq.

The ELOC Purchase Agreement may be terminated by (i) the Company at any time, for any reason and without any payment or liability to the Company upon five days written notice, or (ii) upon mutual written consent of the ELOC Investor and Company. The Company may deliver purchase notices under the ELOC Purchase Agreement, subject to market conditions, and in light of the Company’s capital needs, from time to time and under the limitations contained in the ELOC Purchase Agreement. Any proceeds that the Company receives under the ELOC Purchase Agreement are expected to be used for working capital and general corporate purposes, including expenses related to the Company’s previously announced proposed merger with Vyome Therapeutics, Inc. and sale of substantially all of the Company’s assets to Ninjour Health International Limited.

Nasdaq Stockholder Approval Requirement; Reasons for the ELOC Issuance Proposal

Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by us of our common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding immediately before the issuance.

You are being asked to approve the issuance of the shares of common stock in excess of 19.99% of the voting power and number of shares of common stock outstanding immediately prior to the ELOC Purchase Agreement in order to provide us with the ability to sell up to the full $5,000,000 of shares of common stock under the ELOC Purchase Agreement.

Vote Required

To be approved by the stockholders, this proposal must receive the “FOR” vote of a majority of the total number of votes of our capital stock represented in person or by proxy and entitled to vote at the special meeting, voting as a single class. You may vote “FOR,” “AGAINST” or “ABSTAIN.” To be approved, the shares voted “FOR” this proposal must exceed the number voted “AGAINST” this proposal and marked “ABSTAIN.” A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote. Accordingly, an abstention will have the effect of a vote against this proposal. On this proposal, brokers will not have discretionary authority to vote in the absence of timely instructions from their customers. Since no proposals at this special meeting qualify for discretionary broker voting, there will not be any broker "non-votes" counted.

Board Recommendation

The Board unanimously recommends a vote FOR the approval of the ELOC Issuance Proposal.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Although we do not household for our registered stockholders, some brokers household ReShape Lifesciences proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, stockholders should write to Secretary, ReShape Lifesciences Inc., 18 Technology Drive, Suite 110, Irvine, California 92618, or call (949) 429-6680.

OTHER MATTERS

As required by Article I, Section 1.11.2 of our Amended and Restated Bylaws, business transacted at special meetings must be confined to the purpose or purposes stated in the notice of special meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.

Paul Hickey
President and Chief Executive Officer

Dated: [__________], 2025

Annex A

CERTIFICATE OF SEVENTH AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

RESHAPE LIFESCIENCES INC.

ReShape Lifesciences Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

A. The name of this corporation is ReShape Lifesciences Inc. and the date on which the Restated Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware was October 12, 2016 (the “Restated Certificate of Incorporation”).

B. The date on which the first amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was June 14, 2018.

C. The date on which the second amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was July 24, 2019.

D. The date on which the third amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was June 15, 2021.

E. The date on which the fourth amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was June 15, 2021.

F. The date on which the fifth amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was December 21, 2022.

G. The date on which the sixth amendment to the Restated Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was September 23, 2024.

H. On [•], 2025, the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable that the Restated Certificate of Incorporation be further amended as set forth herein and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation and the stockholders of the Corporation approved the amendments set forth herein at a meeting duly called and held on [•], 202[•].

I. This certificate of seventh amendment (the “Certificate of Seventh Amendment”) to the Restated Certificate of Incorporation herein certified was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

J. This Certificate of Seventh Amendment to the Restated Certificate of Incorporation shall be effective at [•] Eastern Time on [•], 202[•].

K. The Restated Certificate of Incorporation is hereby further amended to amend and restate paragraph 3 of ARTICLE IV in the form below:

“3. Reverse Stock Split.

Upon the effectiveness of the filing of this Certificate of Seventh Amendment (the “Effective Time”), each share of the Corporation’s common stock, $0.001 par value per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified (without any further act) into a smaller number of shares such that each [•] ([•]) shares of Old Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time is reclassified into one share of Common Stock, $0.001 par value per share, of the Corporation (the “New Common Stock”). The Corporation shall not issue fractional shares of New Common Stock. The reverse stock split shall not increase or decrease the amount of stated capital or paid-in surplus of the Corporation, provided that any fractional share that would otherwise be issuable as a result of the reverse stock split shall be rounded up to the nearest whole share of New Common Stock.

The reverse stock split shall also not increase or decrease the authorized shares of Common Stock or Preferred Stock as set forth in ARTICLE IV, Section 1 hereof. As soon as practicable following the Effective Time, the Corporation will cause the Corporation’s exchange agent and registrar to issue new book entries representing the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified.”

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, ReShape Lifesciences Inc. has caused this Certificate of Seventh Amendment to be executed by its duly authorized officer on this [•] day of [•], 202[•].

RESHAPE LIFESCIENCES INC.

By:
Name:	Paul F. Hickey
Title:	President and Chief Executive Officer